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                                                                     EXHIBIT E-3

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                              AMENDED AND RESTATED

                            INVESTOR RIGHTS AGREEMENT

                                     BETWEEN

                            DEVON ENERGY CORPORATION,

                            DEVON HOLDCO CORPORATION

                                       AND

                               GEORGE P. MITCHELL

                                       AND

                             CYNTHIA WOODS MITCHELL

                                   DATED AS OF

                                 AUGUST 13, 2001


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                 AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT

         This Amended and Restated Investor Rights Agreement (this "Agreement") is made as of August 13, 2001 by and between Devon Energy Corporation, a Delaware corporation ("Parent"), Devon Holdco Corporation, a Delaware corporation and a wholly owned subsidiary of Parent ("Alternate Holdco"), George
P. Mitchell and Cynthia Woods Mitchell ("Investors").

                                    RECITALS

         WHEREAS, this Agreement (entered into as of October 5, 2001) amends and restates in its entirety the Investor Rights Agreement, dated as of August 13, 2001 (which shall be deemed to be the date of this Agreement), by and among Parent and Investors;

         WHEREAS, pursuant to the merger contemplated by the Amended and Restated Agreement and Plan of Merger, dated as of August 13, 2001 (the "Merger Agreement"), by and among Parent, Devon NewCo Corporation, Alternate Holdco, Devon Merger Corporation, Mitchell Merger Corporation and Mitchell Energy & Development Corp. (the "Company"), Investors may acquire shares (the "Shares") of Parent's common stock, par value $0.10 per share ("Parent Common Stock"), or, if an Alternate Structure Event (as defined in the Merger Agreement) occurs, of Alternate Holdco common stock, in exchange for their shares of common stock, par value $0.10 per share, of the Company; and

         WHEREAS, Investors are receiving certain demand and piggyback registration rights in connection with Investors' receipt of such shares pursuant to the terms and conditions of this Agreement;

         NOW, THEREFORE, in consideration of the mutual promises and covenants hereinafter set forth, the parties hereto agree as follows:

1. Certain Definitions. As used in this Agreement, the following terms shall have the following respective meanings:

         "Affiliate" shall mean, with respect to any person, each of such person's officers, directors, employees and agents, and each other person controlling such person within the meaning of the Securities Act.

         "Commission" shall mean the Securities and Exchange Commission or any other federal agency at the time administering the Securities Act.

         "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, or any similar federal statute and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

         "Register", "registered" and "registration" refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act, and the declaration or ordering of the effectiveness of such registration statement.

"Registrable Securities" shall mean the Shares and any shares of Parent Common Stock issued or issuable in respect of the Shares upon any stock split, stock dividend, recapitalization, or similar event and held by Investors until such time as (i) a registration statement covering such securities has been declared effective by the Commission and such securities have been disposed of pursuant to such effective registration statement, or (ii) such securities cease to be Eligible (as defined below), or (iii) such securities have been transferred and may be sold by the transferee without registration under the Securities Act, after which such securities shall no longer be Registrable Securities. Such securities shall be "Eligible" unless (A) at any time prior to the second anniversary of the Closing Date (as defined in the Merger Agreement) the Investors cease to be the beneficial owners of at least 1 million Shares or (B) at any time on or after the second anniversary of the Closing Date such securities may be sold pursuant to Rule 145 or Rule 144 (or any successor or similar rule) under the Securities Act without regard to the volume of sale restrictions referred to therein and Parent has notified the Investors in writing that it has irrevocably waived the applicability of Section 11 of this Agreement with respect to such securities.

         "Registration Expenses" shall mean all expenses incurred by Parent in complying with Sections 2 and 3 hereof, including all registration, qualification and filing fees, printing expenses, escrow fees, fees and disbursements of counsel and of the accountants for Parent, blue sky fees and expenses and the expense of any special audits incident to or required by any such compliance.

         "Securities Act" shall mean the Securities Act of 1933, as amended, or any similar federal statute and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

         "Selling Expenses" shall mean all underwriting discounts, selling commissions and stock transfer taxes applicable to the Registrable Securities registered by Investors and all fees and disbursements of counsel for Investors.

         Capitalized terms used and not defined herein shall have the respective meanings ascribed to them in the Merger Agreement.

2.       Requested Registration.

         a. Request for Registration. In case Parent shall receive from Investors a written request that Parent effect any registration with respect to any of the Registrable Securities, Parent shall, as soon as practicable, use reasonable best efforts to effect such registration (including appropriate qualification under applicable blue sky or other state securities laws and appropriate compliance with applicable regulations issued under the Securities Act and any other governmental requirements or regulations) on Form S-3 or, if Form S-3 is not available, then on Form S-1 (or any successor forms of registration statements to such Forms S-3 or S-1 or other available registration statements) and as would permit or facilitate the sale and distribution of the Registrable Securities for which registration is requested. The registration statement filed pursuant to the request of


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Investors under this Section 2(a) may include securities of Parent held by other securityholders of Parent who, by virtue of agreements with Parent, are entitled to include their securities in any such registration, but Parent shall have no absolute right to include securities for its own account in any such registration.

         b. Notwithstanding the foregoing, Parent shall not be obligated to file a registration statement to effect any such registration pursuant to this
Section 2:

             i. unless the amount of Registrable Securities for which registration is requested is at least 5,000,000 shares (as adjusted for any stock split, stock dividend, recapitalization or similar event); provided, however, that if the total number of Registrable Securities held by Investors (but not a transferee of Investors) is less than 5,000,000 shares (as adjusted to give effect to any stock split, reverse stock split, stock dividend, recapitalization or any similar event or transaction), then Investors (but not a transferee of Investors) may request registration under this Section 2 as to all but not less than all of such Registrable Securities as may then be held by Investors; and

             ii. after Parent has initiated two such registrations pursuant to this Section 2 (counting for these purposes only registrations that have been declared effective).

         c. Underwriting. Any offering of securities made under this Section 2 shall be pursuant to a "firm commitment" underwriting. Parent (together with Investors) shall enter into an underwriting agreement in customary form with the managing underwriter selected for such underwriting by Investors with the consent of Parent, which consent shall not be unreasonably withheld. Notwithstanding any other provision of this Section 2, if the managing underwriter determines that marketing factors require a limitation of the number of shares to be underwritten, the managing underwriter may limit the number of Registrable Securities to be included in such registration to the extent required by such limitation. If the managing underwriter has not limited the number of Registrable Securities to be included in such registration, Parent may include securities for its own account or for the account of others in such registration if the number of Registrable Securities to be included in such registration will not thereby be limited.

3.       Parent Registration.

         a. Notice of Registration. If Parent shall determine to register any of its securities, either for its own account or the account of a security holder or holders exercising their respective registration rights, other than (i) a registration relating solely to employee benefit plans on Form S-8 (or similar successor form), or (ii) a registration on Form S-4 (or similar successor form) relating solely to a Commission Rule 145 transaction, Parent will:

             i. promptly give Investors written notice thereof; and

             ii. use its reasonable best efforts to include in such registration (and any related qualification under blue sky laws or other compliance), and in any


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         underwriting involved therein, all Registrable Securities specified in a written request to Parent made within 15 business days after receipt of such written notice by Investors.

         b. Underwriting. If the registration of securities pursuant to this
Section 3 is underwritten, Parent shall so advise Investors as a part of the written notice given under Section 3(a). In such event, Investors' right to registration pursuant to this Section 3 shall be conditioned upon Investors' participation in such underwriting and the inclusion of Registrable Securities in the underwriting shall be subject to the limitations provided herein. Parent (together with Investors) shall enter into an underwriting agreement in customary form with the managing underwriter selected for such underwriting by Parent. Notwithstanding any other provision of this Section 3, if the managing underwriter determines that marketing factors require a limitation of the number of shares to be underwritten, Parent shall so advise the holders of securities who have requested to include their securities in such registration, and the number of shares to be included in such registration shall be reduced by such minimum number of shares as is necessary to comply with such limitation, as follows:

             i. if the registration was initiated for the account of any security holder or holders other than Investors (the "Initiating Holders"), the number of shares reduced shall be (A) first, any shares sought to be registered by Parent for its own account, (B) second, if further reductions are required, any shares sought to be registered by holders of securities other than the Initiating Holders who have requested to include their securities in such registration, pro rata based on the number of shares requested to be included in such registration, and (C) third, if still further reductions are required, any securities sought to be registered by the Initiating Holders.

             ii. if the registration was initiated by Parent for its own account, the number of shares reduced shall be (A) first, any shares sought to be registered by holders of securities who have requested to include their securities in such registration, pro rata based on the number of shares requested to be included in such registration and (B) second, if further reductions are required, shares sought to be registered by Parent for its own account.

4. Black Out. In the event Parent determines, after a request for registration has been received from an Investor and prior to the completion of such registered offering, that it may be in possession of material undisclosed information with respect to Parent or its securities, (i) Parent shall notify Investors and request that Investors refrain from selling any Registrable Securities, and Investors shall refrain from selling any Registrable Securities, and (ii) Parent shall not be obligated to file a registration statement or effect any registration, qualification or compliance of Registrable Securities under Section 2 for a period of not more than 120 days from the date of such notice (the "Black Out Period"). A Black Out Period shall end upon the earlier to occur of (i) the full public disclosure of the material information giving rise to such Black Out Period, (ii) Parent notifying Investors in writing that the Black Out Period is terminated and (iii) the 120th day after the date of Parent's notice of the commencement of the Black Out Period.


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Notwithstanding the foregoing, Parent shall not be entitled to declare a Black
Out Period prior to twelve months from the end of a previous Black Out Period if more than 180 days of the immediately preceding 365 days have been subject to a Black Out Period, and Parent shall only exercise its rights under this Section 4 in good faith and shall not exercise such rights in an effort to frustrate Investors' ability to offer to sell and sell their Registrable Securities.

5. Expenses of Registration. All Registration Expenses incurred in connection with a registration pursuant to Sections 2 and 3 shall be borne by Parent. All Selling Expenses relating to the Registrable Securities which are registered shall be borne by Investors.

6. Registration Procedures. In the case of each registration effected by Parent pursuant to this Agreement, Parent will keep Investors advised in writing, if Investors are participating in such registration, as to the initiation of each registration and as to the completion thereof. At its expense, Parent will:

         a. prepare and file with the Commission a registration statement with respect to such securities and use reasonable best efforts to cause such registration statement to become and remain effective for at least 60 days (not including Black Out Periods) or until the distribution described in the registration statement has been completed, whichever first occurs;

         b. furnish to Investors, if Investors are participating in such registration, such reasonable number of copies of the registration statement, preliminary prospectus, final prospectus and such other documents as Investors may reasonably request, including correspondence with the Commission and any exchanges on which Registrable Securities are listed; and

         c. notify Investors, if Investors are participating in such registration, of any updates or amendments to the prospectus and furnish to Investors any such updated and/or amended prospectuses.

7.       Indemnification.

         a. Parent will indemnify Investors with respect to any registration, qualification or compliance which has been effected pursuant to this Agreement, and each underwriter, if any, and each person who controls any underwriter within the meaning of the Securities Act (the "Underwriters"), against all expenses, claims, losses, damages or liabilities (or actions in respect thereof), including any of the foregoing incurred in settlement of any litigation commenced or threatened arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any registration statement, prospectus, offering circular or other document, or any amendment or supplement thereto, incident to any such registration, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, or any violation by Parent of the Securities Act or any state securities law, or any rule or regulation promulgated thereunder, applicable to Parent in connection


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with any such registration, and Parent will reimburse Investors and the
Underwriters for any legal and any other expenses reasonably incurred in connection with investigating, preparing or defending any such claim, loss, damage, liability or action; provided, however, that Parent will not be liable in any such case to the extent that any such expense, claim, loss, damage or liability arises out of or is based on any untrue statement or omission, or alleged untrue statement or omission, made in reliance upon and in conformity with written information furnished to Parent by Investors specifically for use therein.

         b. Investors will, if Registrable Securities are included in a registration being effected, indemnify Parent and each of its Affiliates and the Underwriters, if any, of Parent's securities covered by such a registration against all expenses, claims, losses, damages and liabilities (or actions in respect thereof), including any of the foregoing incurred in settlement of any litigation commenced or threatened arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any registration statement, prospectus, offering circular or other document, or any amendment or supplement thereto, incident to any such registration, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, or any violation by Investors of the Securities Act or any state securities law, or any rule or regulation promulgated thereunder, applicable in connection with any such registration, and Investors will reimburse Parent, such Affiliates and the Underwriters for any legal and any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action, in each case to the extent that such untrue statement or omission, or alleged untrue statement or omission, is made in such registration statement, prospectus, offering circular or other document incident to any such registration in reliance upon and in conformity with written information furnished to Parent by Investors specifically for use therein. Notwithstanding the foregoing, the liability of Investors under this subsection (b) or subsection (d) shall be limited in an amount equal to the public offering price of the Shares sold by Investors, unless such liability arises out of or is based on willful misconduct by Investors.

         c. Each party entitled to indemnification under this Section 7 (the "Indemnified Party") shall give notice to the party required to provide indemnification (the "Indemnifying Party") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and the Indemnifying Party shall have the option to assume the defense of any such claim or any litigation resulting therefrom; provided, however, that counsel for the Indemnifying Party, who shall conduct the defense of such claim or litigation, shall be approved by the Indemnified Party (whose approval shall not unreasonably be withheld); and provided, further, that the Indemnified Party may participate in such defense at such party's own expense. The failure of an Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Agreement unless the failure to give such notice is materially prejudicial to an Indemnifying Party's ability to defend such action. The Indemnifying Party shall not assume such defense for matters as to which there is a conflict of interest or separate and different defenses. In the event of a conflict of interest


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or separate or different defenses, as determined in the reasonable opinion of counsel to the Indemnified Party, the Indemnifying Party will pay the reasonable legal fees and expenses of one counsel to the Indemnified Party. No claim may be settled without the consent of the Indemnifying Party (which consent shall not be unreasonably withheld). No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation.

         d. If the indemnification provided for in Section 7.a. or 7.b. is unavailable to or insufficient to hold harmless an indemnified party under
Section 7.a. or 7.b. in respect of any expenses, claims, losses, damages or liabilities (or actions in respect thereof), then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such expenses, claims, losses, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and the indemnified party on the other hand in connection with the statements or omissions which resulted in such expenses, claims, losses, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations.

8. Information from Investors. Investors shall furnish to Parent such information regarding Registrable Securities being included in any registration and the distribution proposed by Investors as Parent may request in writing and as shall be required in connection with any registration referred to in this Agreement.

9. Rule 144 Reporting. With a view to making available the benefits of certain rules and regulations of the Commission which may at any time permit the sale of Registrable Securities to the public without registration, Parent agrees to use its best efforts to:

         a. make and keep public information available, as those terms are understood and defined in Rule 144 (or any successor or similar rule) promulgated by the Securities and Exchange Commission under the Securities Act;

         b. file with the Commission in a timely manner all reports and other documents required of Parent under the Securities Act and the Exchange Act; and

         c. so long as Investors own any Registrable Securities, promptly furnish to Investors upon request (i) a statement by Parent as to its compliance with the reporting requirements of Rule 144 (or any successor or similar rule), the Securities Act and the Exchange Act, (ii) a copy of the most recent annual or quarterly report of Parent, and such other publicly filed reports and documents of Parent, and (iii) such other information in the possession of Parent as Investors may reasonably request in availing themselves of any rule or regulation of the Commission allowing Investors to sell any Shares without registration.


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10.      Amendment.  Any provision of this Agreement may be amended or the observance thereof may be waived (either generally or in particular instance and either retroactively or prospectively) only with the written consent of each of the parties hereto.

11. Lockup. Investors agree that they will not, prior to the date which is nine months from the Closing Date (as defined in the Merger Agreement) (the "Lockup Date"), directly or indirectly sell, offer to sell, grant any option for the sale of, or otherwise dispose of any Shares other than pursuant to an underwritten registered offering made pursuant hereto or to a Permitted Transferee (as defined in the Principal Shareholders Agreement of even date among the Company and Investors) if such Permitted Transferee agrees in writing to be bound by all of the provisions of this Agreement as an Investor hereunder (in which case such Permitted Transferee shall be entitled to all of the rights and benefits of an Investor hereunder); provided, however, that following the Merger (or, if applicable, the Mitchell Merger) Investors may give or dispose of up to 2 million Shares to foundations (whether family, private or public) or other charitable organizations even if those foundations or other charitable organizations do not agree to be bound by the provisions of this Agreement, and thereafter such Shares shall not be subject to this Agreement. From and after the Lockup Date, Investors shall not dispose of Shares in amounts exceeding 1,000,000 Shares per calendar quarter, except pursuant to a registration statement or to a Permitted Transferee. In addition to all dispositions permitted above, beginning in the first calendar quarter of 2002, Investors may dispose of up to 500,000 Shares per calendar quarter to foundations (whether family, private or public) or other charitable organizations even if those foundations or other charitable organizations do not agree to be bound by this Agreement, and thereafter such Shares shall not be subject to this Agreement.

12. Termination. This Agreement shall terminate (i) prior to the second anniversary of the Closing Date (as defined in the Merger Agreement) at such time as Investors are the beneficial owners of less than one million Shares and
(ii) on or after the second anniversary of the Closing Date at such time as Investors are the beneficial owners of Registrable Securities aggregating less than the greater of (A) one percent of the Parent Common Stock outstanding as shown by the most recent report or statement published by Parent, and (B) the average weekly reported volume of trading in Parent Common Stock on all national securities exchanges and/or reported through the automated quotation system of a registered securities association during the four immediately preceding calendar weeks.

13. Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS. PARENT AND INVESTORS EACH HEREBY IRREVOCABLY AND UNCONDITIONALLY CONSENTS TO SUBMIT TO THE EXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF TEXAS AND OF THE UNITED STATES OF AMERICA, IN EITHER CASE LOCATED IN DALLAS COUNTY, TEXAS (THE "TEXAS COURTS") FOR ANY LITIGATION ARISING OUT OF OR RELATING TO THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY (AND AGREES NOT TO COMMENCE ANY LITIGATION RELATING THERETO EXCEPT IN SUCH COURTS), WAIVES ANY


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OBJECTION TO THE LAYING OF VENUE OF ANY SUCH LITIGATION IN THE TEXAS COURTS AND
AGREES NOT TO PLEAD OR CLAIM IN ANY TEXAS COURT THAT SUCH LITIGATION BROUGHT THEREIN HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. EACH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY ACTION, PROCEEDING OR COUNTERCLAIM DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, OR THE TRANSACTIONS CONTEMPLATED HEREBY.

14. Entire Agreement. This Agreement constitutes the full and entire understanding and agreement between the parties regarding the subject matter hereof. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon the successors and assigns of the parties hereto.

15. Notices and Dates. Any notice required to be given hereunder shall be sufficient if in writing, and sent by facsimile transmission or by courier service (with proof of service), hand delivery or certified or registered mail (return receipt requested and first-class postage prepaid), addressed as follows:

                  if to Parent or Alternate Holdco, to:

                           Devon Energy Corporation
                           20 North Broadway
                           Suite 1500
                           Oklahoma City, OK 73102
                           Attention:  J. Larry Nichols
                           Facsimile:  (405) 552-8171

                           and

                           Duke R. Ligon
                           Facsimile:  (405) 552-4550

                  with a copy to:

                           Mayer, Brown & Platt
                           190 South LaSalle Street
                           Chicago, IL 60603
                           Attention:  Scott J. Davis


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                  if to Investors, to:

                           George P. Mitchell
                           Cynthia Woods Mitchell
                           c/o J. Todd Mitchell
                           600 Travis Street
                           Suite 3600
                           Houston, TX 77002
                           Facsimile:  (713) 221-3406

                  with a copy to:

                           Bracewell & Patterson LLP
                           711 Louisiana, 27th Floor
                           South Tower Pennzoil Place
                           Houston, TX 77002
                           Attention:  Edgar J. Marston III
                           Facsimile:  (713) 221-1188

         Each such notice or other communication shall for all purposes of this Agreement be treated as effective or having been given when delivered, if delivered personally, by messenger or by courier, or upon confirmation of receipt if sent by facsimile.

16. Counterparts; Facsimiles. This Agreement may be executed in several counterparts (by facsimile or original signature), each of which shall be deemed to be an original, but all of which together shall be deemed to be one and the same instrument. A signature transmitted by facsimile shall be treated for all purposes by the parties hereto as an original and shall be binding upon the party transmitting such signature without limitation.

17. Further Assurances. The parties hereto shall do and perform or cause to be done and performed all such further acts and things and shall execute and deliver all such other agreements, certificates, instruments or documents as any other party may reasonably request from time to time in order to carry out the intent and purposes of this Agreement and the consummation of the transactions contemplated thereby. Neither Parent nor Investors shall voluntarily undertake any course of action inconsistent with satisfaction of the requirements applicable to them set forth in this Agreement, and each shall promptly do all such acts and take all such measures as may be appropriate to enable them to perform as early as practicable the obligations herein and therein required to be performed by them.

18. Severability. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.


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

19. Interpretation. When a reference is made in this Agreement to Sections, such references shall be to a Section to this Agreement unless otherwise indicated. The words "include," "includes" and "including" when used herein shall be deemed in each case to be followed by the words "without limitation." Use of any gender herein to refer to any person shall be deemed to comprehend masculine, feminine, and neuter unless the context clearly requires otherwise.

20. Mutual Drafting. This Agreement is the joint product of Investors and Parent, and each provision hereof has been subject to the mutual consultation, negotiation and agreement of Investors and Parent and their respective legal counsel and advisers and any rule of construction that a document shall be interpreted or construed against the drafting party shall not be applicable.

21. Alternate Structure Event. If an Alternate Structure Event occurs, (a) all references to the term "Parent" in Sections 1 through 20 of this Agreement shall be deemed references to Alternate Holdco, (b) all references to the term "Parent Common Stock" in Sections 1 through 20 of this Agreement shall be deemed references to shares of common stock of Alternate Holdco, and (c) all references to the term "Shares" in Sections 1 through 20 of this Agreement shall be deemed references to shares of Alternate Holdco common stock received in the Mitchell Merger (as defined in the Merger Agreement).


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


         IN WITNESS WHEREOF, the undersigned have executed this Investor Rights Agreement as of the date set forth above.

                                       DEVON ENERGY CORPORATION


                                       By: /s/ J. LARRY NICHOLS
                                           -------------------------------------
                                           J. Larry Nichols
                                           Chairman, President and Chief
                                            Executive Officer


                                       DEVON HOLDCO CORPORATION


                                       By: /s/ J. LARRY NICHOLS
                                           -------------------------------------
                                           J. Larry Nichols
                                           President



                                           /s/ GEORGE P. MITCHELL
                                           -------------------------------------
                                           George P. Mitchell



                                           /s/ CYNTHIA WOODS MITCHELL
                                           -------------------------------------
                                           Cynthia Woods Mitchell



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